Exhibit 99.9

Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 www.computershare.com/investor + + TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL To accompany certificates of common units of El Paso Pipeline Partners, L.P. This Election Form and Letter of Transmittal may be used to make an election only with respect to El Paso Pipeline Partners, L.P. common units you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to El Paso Pipeline Partners, L.P. common units held by you in another manner or in another name. The deadline for submitting election forms (the “Election Deadline”) has not yet been determined. Kinder Morgan, Inc. will publicly announce the anticipated Election Deadline at least five business days prior to the Election Deadline. Election forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., New York time, on the date of the Election Deadline. . 01WSUD 2 E L C Certificate Numbers Units Certificate Numbers Units Your El Paso Pipeline Partners, L.P. Unit Certificates: Locate the listed certificates. Complete the box(es) on the reverse side to make an election to receive (i) 1.0711 shares of Kinder Morgan, Inc. Class P common stock (the “Stock Election”), (ii) $39.53 in cash without interest (the “Cash Election”) or (iii) 0.9451 of a share of Kinder Morgan, Inc. Class P common stock and $4.65 in cash without interest (the “Mixed Election”), each of which is subject to proration, adjustment and certain limitations as set forth in the KMP Merger Agreement (as defined in the Instructions). If no box is checked or you elect to make “No Election,” you will be deemed to have made a “Mixed Election” for your El Paso Pipeline Partners, L.P. common units, upon the terms of and subject to the conditions of KMP Merger Agreement. El Paso Pipeline Partners, L.P. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1 2 3 4 5 6 7 8 9 0 1 2 3 4 XXXX12345678 Other Certificate Total 12345678901234 Total Certificated Units 12345678901234 Units Held By Us 12345678901234 Total Units 12345678901234 You hold more than 10 certificates, not all certificates can be listed on this form. 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 TOTAL UNITS 12345678901234 Tax ID certification on file: <Certified Y/N> C 1234567890 J N T NNNNNN NNNNNN C O Y C C L S

ELECTION CHOICES I hereby elect to receive the following as consideration for my El Paso Pipeline Partners, L.P. common units held in this account: STOCK ELECTION (1.0711 shares of Kinder Morgan, Inc. Class P common stock) Mark this box to elect to make a stock election with respect to ALL of your El Paso Pipeline Partners, L.P. units. Mark this box to elect to make a stock election with respect to the following number of your El Paso Pipeline Partners, L.P. units. Please fill in the number of units for which you would like to make a stock election. CASH ELECTION ($39.53 in cash without interest) Mark this box to elect to make a cash election with respect to ALL of your El Paso Pipeline Partners, L.P. units Mark this box to elect to make a cash election with respect to the following number of your El Paso Pipeline Partners, L.P. units. Please fill in the number of units for which you would like to make a cash election. MIXED ELECTION (0.9451 of a share of Kinder Morgan, Inc. Class P common stock and $4.65 in cash without interest) Mark this box to elect to make a mixed election with respect to ALL of your El Paso Pipeline Partners, L.P. units Mark this box to elect to make a mixed election with respect to the following number of your El Paso Pipeline Partners, L.P. units. Please fill in the number of units for which you would like to make a mixed election. NO ELECTION Mark this box to make no election with respect to ALL of your El Paso Pipeline Partners, L.P. units. You will be deemed to have made a “MIXED ELECTION” if: A. You fail to follow the instructions on the “Election Form and Letter of Transmittal” or otherwise fail properly to make an election; B. A properly completed “Election Form and Letter of Transmittal,” together with your unit certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent at or before the Election Deadline; C. You properly and timely revoke a prior election without making a new election; or D. You check the “No Election” box above. These elections will be subject to proration based on (i) a proration adjustment if cash consideration is oversubscribed or (ii) a proration adjustment if cash consideration is undersubscribed. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. No guarantee can be made as to the value of the consideration received relative to the value of the El Paso Pipeline Partners, L.P. common units being exchanged. You are encouraged to obtain current market quotations for Kinder Morgan, Inc. Class P common stock when making your election. To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Transmittal Information Booklet, together with your stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Election Deadline. Do not send your election materials to El Paso Pipeline Partners, L.P., Kinder Morgan, Inc. or the Information Agent. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent + + 3 E L C Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on your unit certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 5, 6, 7 and 8. By signing below, I represent and warrant as follows: (1) I have full power and authority to surrender the El Paso Pipeline Partners, L.P. common units represented by the unit certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my El Paso Pipeline Partners, L.P. common units. (2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any unit certificate(s) representing El Paso Pipeline Partners, L.P. common units and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the El Paso Pipeline Partners, L.P. units will be determined by the Exchange Agent. (3) I acknowledge that, until I properly surrender the certificate(s) representing the El Paso Pipeline Partners, L.P. common units to which this Election Form and Letter of Transmittal relates or properly transfer such El Paso Pipeline Partners, L.P. units in book-entry form, I will not receive any consideration issuable or payable. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet. Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. unitholder, a copy of which can be obtained at www.irs.gov). See Instruction 9. Area Code/Phone Number Signature of owner Signature of co-owner, if any SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 6. Unless the units were tendered by the registered holder(s) of the common units, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm Address of Firm – Please Print 1 2 3 4 5 6 7 8 9 0 1 2 3 4 C O Y C C L S

SPECIAL PAYMENT AND DELIVERY FORM The merger consideration will be issued in the name and address provided on the Election Form and Letter of Transmittal unless instructions are given in the boxes below. Special Payment and Issuance Instructions (See Instructions 5, 6 and 7) To be completed ONLY if the merger consideration is to be issued to a name that is different from the name on the surrendered certificate(s). Issue Check to: Share certificate(s) to: Special Delivery Instructions (See Instructions 6 and 8) To be completed ONLY if the merger consideration is to be issued to an address that is different from the address reflected above. Deliver Check to: Share certificate(s) to: Name(s): Name(s): (Please Print) (Please Print) Address: Telephone Number: Address: Telephone Number:

INSTRUCTIONS
(Please read carefully all of the instructions below)

1.             Delivery; Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed in accordance with these instructions and signed, together with either your unit certificate(s) or evidence of units in book-entry form, as applicable, or a properly completed Notice of Guaranteed Delivery, and any other documentation reasonably required by the Exchange Agent, must be sent to the Exchange Agent at one of the following addresses so that it is actually received by the Exchange Agent at or prior to the Election Deadline.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Do not send such materials to EPB, EPGP, KMI or the Information Agent because they will not be forwarded to the Exchange Agent and your election will be invalid.  The method of delivery is at the option and risk of the surrendering unitholder.  Registered mail, appropriately insured, with return receipt requested, is suggested.  A return envelope is enclosed for your convenience.  Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) or book-entry units to the Exchange Agent.

The Election Deadline has not yet been determined.  KMI will publicly announce the anticipated Election Deadline in a press release, on its website at www.kindermorgan.com and in a filing with the Securities and Exchange Commission (the “SEC”) at least five business days prior to the Election Deadline.  The effective time of the EPB merger will occur two business days after the Election Deadline.  Election forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., New York time, on the date of the Election Deadline.  You will have at least twenty business days from the first date on which this Election Form and Letter of Transmittal is mailed to make your election.  In the event that the expected effective time of the EPB merger and the Election Deadline change, we will announce the revised dates in a press release, on its website and in a filing with the SEC.  You may also obtain up-to-date information regarding the Election Deadline by calling the Information Agent at (800) 317-8006.  If you hold your EPB common units in “street name” or in another manner, you may be subject to an earlier deadline.  You bear the risk of ensuring proper and timely delivery.  Therefore, we encourage you to submit your election materials promptly.

The Exchange Agent will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2.             Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the unitholder submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent prior to the Election Deadline. Revocations must specify the name in which your units are registered on the unit transfer books of EPB.  The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.  No election may be revoked or changed after the Election Deadline unless and until the Merger Agreement is terminated.  See Instruction 4.

3.             Surrender of Original Certificate(s); Lost, Stolen or Destroyed Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the original certificate(s) evidencing your EPB common units and any required accompanying evidences of authority.  If your certificate(s) has been lost, stolen or destroyed, contact the Exchange Agent at (877) 417-4835 prior to submitting this Election Form and Letter of Transmittal.

4.             Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return unit certificate(s) representing EPB common units via registered mail or through a book-entry transfer for units held in street name.  The Exchange Agent and EPB will use their commercially reasonable efforts to facilitate return of such unit certificate(s) in the event of termination of the Merger Agreement, but return of certificate(s) other than by registered mail will only be made at the expense, written direction and risk of the requesting EPB unitholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5.             Signatures: If this Election Form and Letter of Transmittal is signed by the registered holder(s) of the units surrendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) surrendered or on the assignment authorizing transfer, without alteration, enlargement or any change whatsoever.  Do not sign the certificate(s) because signatures are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such units who has not completed the section entitled “Special Payment and Issuance Instructions” or are for the account of an Eligible Institution (as defined below).  If any of the units surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s).  If any units are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations.  Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary capacity who are not identified as such to the registration must be accompanied by proper evidence of the signatory’s authority to act.

6.             Guarantee of Signatures: No signature guarantee is required on this Election Form and Letter of Transmittal if (a)(i) this Election Form and Letter of Transmittal is signed by the registered holder(s) (including any participant in the Book-Entry Transfer Facility’s systems whose name appears on a security position listing as the owner of such units) of units surrendered with this Election Form and Letter of Transmittal and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions”; or (b) such units are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).  In all other cases, all signatures on this Election Form and Letter of Transmittal must be guaranteed by an Eligible Institution.

7.             Special Payment and Issuance Instructions: If the merger consideration is to be made payable to or registered in a name other than the name(s) that appear(s) on the surrendered certificate(s), indicate the name(s) and address in the box captioned “Special Payment and Issuance Instructions.”  The unitholder(s) named will be considered the record owner(s) and should complete the section entitled “Signatures Required” and the Substitute Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. unitholder, a copy of which can be obtained at www.irs.gov).  If the section entitled “Special Payment and Issuance Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is an Eligible Institution.  If the surrendered unit certificate(s) are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and

Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificate(s) must be endorsed or accompanied by duly executed unit powers, in each case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s) or unit power(s), with the signatures on the certificate(s) or unit power(s) guaranteed by an Eligible Institution as provided herein.

8.             Special Delivery Instructions: If the merger consideration is to be delivered to another address than that set forth next to the signature of the registered holder, indicate the address in the box captioned “Special Delivery Instructions.”  If the section entitled “Special Delivery Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is an Eligible Institution.

9.             IRS Form W-9: Under U.S. federal income tax law, a non-exempt unitholder is required to provide the Exchange Agent with such unitholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Internal Revenue Service (“IRS”) Form W-9.  Unitholders who have a Form W-9 on file with the Exchange Agent do not need to provide another Form W-9 to the Exchange Agent.  If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the instructions included on the enclosed IRS Form W-9 for additional guidance on which number to report.  Failure to provide the information on the form may subject the surrendering unitholder to U.S. back-up withholding (currently at a rate of 28%) on the payment of any cash.  If a TIN has not been issued to a surrendering unitholder and such unitholder has applied for a number or intends to apply for a number in the near future, such unitholder must write “Applied For” in the space for the TIN on the enclosed IRS Form W-9.  If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, backup withholding (currently at a rate of 28%) will apply to all payments to such surrendering unitholders of any cash consideration due for their former units.  Please review the instructions included on the enclosed IRS Form W-9 for additional information.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE